UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 2, 2006

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714

(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000

Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 2, 2006, PetroQuest Energy, Inc. (the “Company”) announced net income for the quarter ended September 30, 2006 of $6,544,000 or $0.13 per share, compared to third quarter 2005 net income of $5,045,000 or $0.10 per share. Net cash flow provided by operating activities before working capital changes for the third quarter of 2006 was $37,448,000, as compared to $19,115,000 for the comparable 2005 period. Net cash flow provided by operating activities totaled $36,698,000 and $30,187,000 during the third quarters of 2006 and 2005, respectively. For the first nine months of 2006, the Company reported net income of $23,675,000 or $0.49 per share. The Company reported net income of $13,097,000 or $0.27 per share for the first nine months of 2005. For the first nine months of 2006, net cash flow provided by operating activities before working capital changes was $106,210,000. Net cash flow provided by operating activities before working capital changes for the first nine months of 2005 was $55,474,000. Net cash flow provided by operating activities totaled $111,846,000 and $63,377,000 during the nine month periods ended September 30, 2006 and 2005, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the third quarter of 2006 increased 73% to $53,310,000 as compared to $30,859,000 in the third quarter of 2005. Production for the third quarter of 2006 was 80% higher than production for the comparable period of 2005. The increase in production in the third quarter of 2006 as compared to the third quarter of 2005 was the result of the restoration of production at our Main Pass 74 Field in January 2006, the impact of acquisitions of producing properties made during 2005, and production attributable to the 91% and 93% drilling success rates we achieved during 2005 and during the first nine months of 2006, respectively. Stated on an Mcfe basis, unit prices received during the third quarter of 2006 were 4% lower than the prices received during the comparable 2005 period. For the first nine months of 2006, oil and gas sales increased 82% to $150,194,000 from $82,508,000 in the first nine months of 2005. Production for the first nine months of 2006 was 64% higher than production for the comparable period of 2005. Stated on an Mcfe basis, unit prices received during the first nine months of 2006 were 11% higher than the prices received during the comparable 2005 period.

Lease operating expenses for the third quarter of 2006 decreased 25% to $1.28 per Mcfe as compared to $1.70 per Mcfe in the third quarter of 2005. For the first nine months of 2006, lease operating expenses decreased 2% to $1.28 per Mcfe from $1.31 per Mcfe in the comparable period of 2005. In addition, depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the third quarter of 2006 increased 28% to $3.32 per Mcfe as compared to $2.59 per Mcfe in the third quarter of 2005. For the first nine months of 2006, depreciation, depletion and amortization increased 25% to $3.15 per Mcfe from $2.53 per Mcfe for the comparable period of 2005. General and administrative expenses increased $2,990,000 and $4,981,000 for the third quarter and nine months ended September 30, 2006, as compared to the respective 2005 periods. These increases included approximately $2,122,000 and $3,169,000, respectively, of non-cash stock compensation expense recognized in conjunction with the adoption of SFAS 123R on January 1, 2006 and current year equity grants.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three- and nine-month periods ended September 30, 2006 and 2005:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Production:
Oil (Bbls)	206,576	138,013	548,999	536,568
Gas (Mcf)	5,738,895	3,046,211	16,023,905	8,547,834
Total Production (Mcfe)	6,978,351	3,874,289	19,317,899	11,767,242

Sales:
Total oil sales	$13,721,525	$6,711,423	$34,741,192	$24,331,122
Total gas sales	39,587,994	24,147,980	115,452,309	58,176,498
Total oil and gas sales	53,309,519	30,859,403	150,193,501	82,507,620

Average sales prices:
Oil (per Bbl)	$66.42	$48.63	$63.28	$45.35
Gas (per Mcf)	6.90	7.93	7.21	6.81
Per Mcfe	7.64	7.97	7.77	7.01

The above sales and average sales prices include additions (reductions) related to gas hedges of $2,765,000 and ($1,563,000) and oil hedges of ($804,000) and ($1,688,000) for the three months ended September 30, 2006 and 2005, respectively. The above sales and average sales prices include additions (reductions) related to gas hedges of $6,132,000 and ($2,641,000) and oil hedges of ($2,289,000) and ($4,029,000) for the nine months ended September 30, 2006 and 2005, respectively.

Operations Update

During late September 2006, we shut-in the majority of production at our Ship Shoal Block 72 Field in order to repair a main field pipeline. This project was necessitated by the associated production from the first four successful wells drilled in our ongoing drilling program. Production from Ship Shoal 72 accounted for approximately 24% of our total third quarter 2006 production. We expect to have production fully restored in November 2006.

As a result of the shut-in at our Ship Shoal 72 Field and the expected sale of certain Gulf of Mexico producing properties, we expect a decline in our production during the fourth quarter of 2006, as compared to the third quarter of 2006.

Guidance

The following initiates guidance for the fourth quarter of 2006:
Description	Guidance for 4th Quarter 2006

Production volumes (MMcfe/d)	69 - 73

Percent gas	83%

Expenses:
Lease operating expenses (per Mcfe)	$1.30 - $1.40
Production taxes (per Mcfe)	$0.30 - $0.35
Depreciation, depletion and amortization (per Mcfe)	$3.25 - $3.35
General and administrative (in millions)	$4.7 - $5.2
Interest expense (in millions)	$3.2 - $3.7

Effective tax rate (all deferred)	37%

The following updates guidance for the full year of 2006:

Description	Guidance for Full Year 2006

Production volumes (MMcfe/d)	70 - 72

Percent gas	83%

Expenses:
Lease operating expenses (per Mcfe)	$1.25 - $1.35
Production taxes (per Mcfe)	$0.28 - $0.32
Depreciation, depletion and amortization (per Mcfe)	$3.20 - $3.30
General and administrative (in millions)	$15.0 - $15.5
Interest expense (in millions)	$14.0 - $14.5

Effective tax rate (all deferred)	37%

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker symbol “PQ.”

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, declines in the values of our properties resulting in ceiling test write-downs, our ability to replace reserves and sustain production, our ability to restore production in our Ship Shoal Block 72 Field in a timely manner, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(unaudited)
(Amounts in Thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$6,112	$6,703
Revenue receivable	22,899	22,492
Joint interest billing receivable	14,974	17,567
Hedging asset	8,374	-
Prepaids and other assets	7,280	3,441
Total current assets	59,639	50,203

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	661,167	523,212
Unevaluated oil and gas properties	47,220	52,745
Accumulated depreciation, depletion and amortization	(275,545)	(210,774)
Oil and gas properties, net	432,842	365,183
Gas gathering assets	18,570	10,861
Accumulated depreciation and amortization of gas gathering assets	(2,858)	(1,055)
Total property and equipment	448,554	374,989

Hedging asset	1,489	-
Other assets, net of accumulated depreciation and amortization of $11,328 and $10,353, respectively	6,639	6,278

Total assets	$516,321	$431,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable to vendors	$37,195	$41,462
Advances from co-owners	5,150	5,874
Oil and gas revenue payable	13,794	8,090
Accrued interest on senior notes	5,836	1,945
Hedging liability	-	15,987
Deposit on asset sale	2,116	-
Other accrued liabilities	13,885	8,597
Total current liabilities	77,976	81,955

Bank debt	34,000	10,000
10 3/8% senior notes	148,485	148,340
Asset retirement obligation	18,897	19,257
Deferred income taxes	49,286	27,139
Other liabilities	258	242

Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value; authorized 75,000shares; issued and outstanding 47,772 and 47,325 shares, respectively	48	47
Paid-in capital	122,292	117,441
Accumulated other comprehensive income (loss)	6,911	(7,444)
Retained earnings	58,168	34,493
Total stockholders' equity	187,419	144,537

Total liabilities and stockholders' equity	$516,321	$431,470

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Oil and gas sales	$53,310	$30,859	$150,194	$82,508
Gas gathering revenue and other income	1,776	1,017	4,746	1,390
	55,086	31,876	154,940	83,898

Expenses:
Lease operating expenses	8,960	6,601	24,738	15,448
Production taxes	1,772	1,081	4,554	2,217
Depreciation, depletion and amortization	23,923	10,485	62,994	30,539
Gas gathering costs	998	495	2,642	495
General and administrative	4,561	1,571	10,060	5,079
Accretion of asset retirement obligation	387	424	1,140	829
Interest expense	3,756	3,456	10,755	9,141
	44,357	24,113	116,883	63,748

Income from operations	10,729	7,763	38,057	20,150

Income tax expense	4,185	2,718	14,382	7,053

Net income	$6,544	$5,045	$23,675	$13,097

Earnings per common share:
Basic	$0.14	$0.11	$0.50	$0.28

Diluted	$0.13	$0.10	$0.49	$0.27

Weighted average number of common shares:
Basic	47,643	47,213	47,454	46,514
Diluted	48,999	48,576	48,747	48,086

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$23,675	$13,097

Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	14,382	7,053
Depreciation, depletion and amortization	62,994	30,539
Accretion of asset retirement obligation	1,140	829
Amortization of debt issuance costs	705	1,239
Write-off of debt issuance costs	-	2,439
Amortization of bond discount	145	65
Stock based compensation expense	3,169	-
Compensation expense	-	213
Changes in working capital accounts:
Accounts receivable	(407)	(3,129)
Joint interest billing receivable	2,593	(6,566)
Accounts payable and accrued liabilities	9,243	17,160
Advances from co-owners	(724)	6,728
Prepaids and other assets	(5,069)	(6,290)

Net cash provided by operating activities	111,846	63,377

Cash flows from investing activities:
Investment in oil and gas properties	(136,709)	(124,532)
Sale of oil and gas properties	4,859	-
Investment in gas gathering assets	(5,861)	(9,650)

Net cash used in investing activities	(137,711)	(134,182)

Cash flows from financing activities:
Proceeds from exercise of options	1,380	883
Deferred financing costs	(106)	(5,543)
Proceeds from issuance of 10 3/8% senior notes	-	148,229
Issuance of common stock, net of expenses	-	4,051
Repayment of bank borrowings	(6,000)	(73,000)
Proceeds from bank borrowings	30,000	34,500

Net cash provided by financing activities	25,274	109,120

Net increase (decrease) in cash and cash equivalents	(591)	38,315

Cash and cash equivalents, beginning of period	6,703	1,529

Cash and cash equivalents, end of period	$6,112	$39,844

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$9,124	$1,593
Income taxes	$-	$-

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net cash flow provided by operating activities	$36,698	$30,187	$111,846	$63,377
Changes in working capital accounts	750	(11,072)	(5,636)	(7,903)

Net cash flow provided by operating activities before working capital changes	$37,448	$19,115	$106,210	$55,474

Note:
Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: November 2, 2006	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General
Counsel and Secretary